Exhibit 10.1
SEVENTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Seventh Amendment”), dated as of July 31, 2009, is made and entered into by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), and UNION BANK, N.A., a national banking association formerly known as Union Bank of California, N.A. (“Bank”).
RECITALS :
A. Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of October 24, 2007, as amended by (i) that certain First Amendment dated as of January 14, 2008, (ii) that certain Second Amendment dated as of May 13, 2008, (iii) that certain Third Amendment dated as of August 19, 2008, (iv) that certain Fourth Amendment dated as of January 30, 2009, (v) that certain Fifth Amendment dated as of April 6, 2009 and (vi) that certain Sixth Amendment and Waiver dated as of June 8, 2009 (as so amended, the “Agreement”), pursuant to which Bank agreed to make various credit facilities available to Borrower in the respective amounts provided for therein.
B. Borrower has requested that Bank agree to extend the Revolving Credit Commitment Termination Date from April 15, 2010 to July 13, 2010. Bank is willing to so extend the Revolving Credit Commitment Termination Date, subject, however, to the terms and conditions of this Seventh Amendment.
AGREEMENT :
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:
1. Defined Terms . Initially capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
2. Amendment to the Agreement . The definition of “Revolving Credit Commitment Termination Date” appearing in Section 1 of the Agreement is hereby amended by substituting the date “July 13, 2010” for the date “April 15, 2010” appearing therein.
3. Effectiveness of this Seventh Amendment. This Seventh Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:
     (a) A counterpart of this Seventh Amendment, duly executed by Borrower:
     (b) A replacement Revolving Note, on Bank’s standard form therefor, in the principal amount of Forty Million Dollars ($40,000,000), duly executed by Borrower;
     (c) An Authorization to Disburse, on Bank’s standard form therefor, duly executed by Borrower, authorizing Bank to disburse the proceeds of advances under the replacement Revolving Note as provided for in the Agreement, as amended hereby;
     (d) A legal documentation fee in the sum of Three Hundred Dollars ($300), which legal documentation fee shall be non-refundable; and
     (e) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Seventh Amendment.
4. Ratification .

     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Seventh Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Seventh Amendment, and each reference in the Agreement to the “Revolving Note” or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued by Borrower in favor of Bank pursuant to this Seventh Amendment.
5. Representations and Warranties . Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Seventh Amendment and the execution and delivery of the replacement Revolving Note provided for hereinabove are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;
     (c) This Seventh Amendment is, and the replacement Revolving Note provided for hereinabove when executed and delivered for value received shall be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and
     (d) No event has occurred and is continuing or would result from this Seventh Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.
6. Governing Law . This Seventh Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
7. Counterparts . This Seventh Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.
     WITNESS the due execution hereof as of the date first above written.
“Borrower”
MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn H. Joffe Selwyn H. Joffe
Chairman, President and
Chief Executive Officer
“Bank”
UNION BANK, N.A.

By:	/s/ Cary L. Moore Cary L. Moore
Senior Vice President